Exhibit 10.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

THIRD AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT

This THIRD AMENDED AND RESTATED ADVISORY MANAGEMENT AGREEMENT (this “Agreement”), effective as of the 29th day of January, 2010, is made and entered by and between BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation (the “Company”), and BEHRINGER HARVARD MULTIFAMILY ADVISORS I LP, a Texas limited partnership (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company and the Advisor previously entered into that certain Second Amended and Restated Advisory Management Agreement dated April 1, 2009 (the “Original Agreement”);

WHEREAS, the Company and the Advisor desire to amend the Original Agreement to, among other things, provide that acquisition expenses reimbursable to the Advisor include expenses related to the Advisor directly providing certain accounting and environmental services in connection with an acquisition, which services are customarily provided by third parties and reimbursed as third-party expenses in connection with completed acquisitions;

WHEREAS, the Company is issuing shares of its common stock, par value $0.0001, to the public, which shares are registered with the Securities and Exchange Commission and may subsequently issue additional securities;

WHEREAS, the Company has been formed to acquire and operate a diverse portfolio of real estate assets at all stages of development with a focus on high quality multifamily, student housing, age-restricted properties, commercial properties, such as office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities and motel and hotel properties, originate or invest in mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing, and make investments with joint venture partners;

WHEREAS, the Company currently qualifies as a real estate investment trust and invests its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to provide these services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend and restate the Original Agreement as follows:

ARTICLE I

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses.  A non-accountable acquisition expense reimbursement in the amount of: (i) 0.25% of the funds paid for purchasing an Asset, including any debt attributable to the Asset, plus 0.25% of the funds budgeted for development, construction or improvement in the case of Assets that we acquire and intend to develop, construct or improve or (ii) 0.25% of the funds advanced in respect of a loan or other investment.   In addition, to the extent the Advisor directly provides services formerly provided or usually provided by third parties, including without limitation accounting services related to the preparation of audits required by the Securities and Exchange Commission, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a prospective or completed investment (the “Additional Services”), the direct employee costs and burden to the Advisor of providing the Additional Services shall be Acquisition Expenses.  Acquisition Expenses also include any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Acquisition Expenses also include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by the Company that are not refundable and that are not ultimately applied against the purchase price for such asset (“Non-Refundable Payments”).

Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other duly qualified and licensed Person (including any fees or commissions paid by or to any duly qualified and licensed Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or other loans or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, investment banking fees, third party seller’s fees (to the extent the Company agrees to pay any such fees as part of an acquisition), Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Acquisition and Advisory Fees.  The fees payable to the Advisor pursuant to Section 3.01(b).

Advisor.  Behringer Harvard Multifamily Advisors I LP, a Texas limited partnership, any successor advisor to the Company, or any Person to which Behringer Harvard Multifamily Advisors I LP or any successor advisor subcontracts all or substantially all of its functions.

Affiliate or Affiliated.  As to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Articles of Incorporation.  The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended or restated from time to time.

Assets.  Properties, Mortgages, loans and other direct or indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests.

Asset Management Fee.  The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to Section 3.01(a) of this Agreement.

Average Invested Assets.  For a specified period, the average of the aggregate book value of the Assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period.

Board.  The Board of Directors of the Company.

Bylaws.  The bylaws of the Company, as the same are in effect from time to time.

Change of Control.  Any (i) event (including, without limitation, issue, transfer or other disposition of Common Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

Code.  Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Common Shares.  Any shares of the Company’s common stock, par value $0.0001 per share.

Company.  Behringer Harvard Multifamily REIT I, Inc., a corporation organized under the laws of the State of Maryland.  Unless the context clearly indicates otherwise, references to the Company shall include its direct and indirect subsidiaries, including the Operating Partnership.

Competitive Real Estate Commission.  A real estate or brokerage commission paid or, if no commission is paid, the amount that customarily would be paid for the purchase or sale of an Asset that is reasonable, customary, and competitive in light of the size, type and location of the Asset (as determined by the Board, including a majority of the Independent Directors).

Construction Fee.  A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Contract Purchase Price.  The amount (i) actually paid and/or budgeted in respect of the purchase, development, construction or improvement of a Property, (ii) of funds advanced with respect to a Mortgage or other loan or (iii) actually paid and/or budgeted in respect to the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses but including any debt attributable to such acquired Assets.

Convertible Shares.  Any shares of the Company’s convertible stock, par value $0.0001 per share.

Cost of Investment.  For each Asset, (i) with respect to an Asset wholly owned by the Company or any wholly owned subsidiary, the Fully Loaded Cost, and (ii) in the case of an Asset owned by any Joint Venture or in some other manner in which the Company is a co-venturer or partner or otherwise a co-owner, (A) the Fully Loaded Cost if the Company (or any subsidiary) controls the Asset; owns a majority interest, directly or indirectly, in the Asset; or provides a substantial amount of services in the acquisition, development, or management of the Asset (as determined by a majority of the Independent Directors) or (B) the portion of the Fully Loaded Cost that is attributable to the Company’s investment in the Joint Venture or other interest in such Asset if the Company does not control, own a majority of, or provide substantial services in the acquisition, development, or management of, the Asset.

Dealer Manager.  Behringer Securities LP, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee.  A fee for the packaging of an Asset, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific development Property, either initially or at a later date.

Director.  A member of the Board.

Distributions.  Any dividends or other distributions of money or other property by the Company to holders of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Common Shares and excluding distributions on any Common Shares before their redemption.

Exchange Act.  The Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Fully Loaded Cost.  The Contract Purchase Price of an Asset at the time of acquisition (exclusive of closing costs), plus the amount actually paid and/or budgeted for the development, construction or improvement of the Asset, inclusive of expenses related thereto, plus the amount of any subsequent debt attributable to such Asset.

Gross Proceeds.  The aggregate purchase price of all Common Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses.  For the purpose of computing Gross Proceeds, the purchase price of any Common Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the

Company are not reduced) shall be deemed to be the full amount of the offering price per Common Share pursuant to the Prospectus for the Offering without reduction.

Independent Director.  A Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Company, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  Notwithstanding the foregoing, and consistent with (v) above, serving as a director of or receiving director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a Director to be deemed associated with the Sponsor or the Advisor.  A business or professional relationship is considered material if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates (excluding fees for serving as a director of the Company or other REIT or real estate program organized or advised or managed by the Advisor or its Affiliates) exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates, or the Company.

Initial Investment.  Initial Investment shall have the meaning ascribed to such term in Section 6.13.

Intellectual Property Rights.  All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

Joint Ventures.  A legal organization formed to provide for the sharing of the risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Assets.

Listing or Listed.  The filing of a Form 8-A to register any class of the Company’s securities on a national securities exchange and an original listing application related thereto; provided, that the Shares shall not be deemed to be Listed until trading in the Shares shall have commenced on the relevant national securities exchange.

Mortgages.  In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidence of indebtedness or obligations.

NASAA REIT Guidelines.  The Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, and in effect on the date hereof.

Net Income. For any period, the Company’s total revenues applicable to that period, less the total expenses applicable to the period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Offering. Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan.

Operating Partnership.  Behringer Harvard Multifamily OP I LP, a Delaware limited partnership, through which the Company may own Assets.

Organization and Offering Expenses.  Any and all costs and expenses incurred by and to be paid by the Company in connection with an Offering, the formation of the Company, and including the qualification and registration of the Offering and the marketing and distribution of its Shares, including, without limitation:  total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving, amending registration statements and supplementing prospectuses; mailing and distribution costs; salaries of employees while engaged in sales activity, such as preparing supplemental sales literature; telephone and other telecommunication costs; all advertising and marketing expenses, including the costs related to investor and broker-dealer meetings; charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; filing, registration and qualification fees and taxes relating to the Offering under federal and state laws; and accountants’ and attorneys’ fees.

Person.  An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Preferred Shares.  Any shares of the Company’s preferred stock, par value $0.0001 per share.

Property or Properties.  As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through Joint Ventures or other investment interests, regardless of whether the Company consolidates the financial results of these entities).

Proprietary Property.  All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.02 that relate to advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.

Prospectus. Prospectus has the meaning set forth in Section 2(a)(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company.

Real Property or Real Estate.  Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT.  A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in interests in Real Estate (including fee ownership and leasehold interests) or in loans secured by Real Estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales.  (i) Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments of amounts owed pursuant to the Mortgage or other loan) and any event with respect to a Mortgage or other loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act.  The Securities Act of 1933, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Securities Act shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions.  Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

Shares.  Shares of stock of the Company of any class or series, including Common Shares, Preferred Shares or Convertible Shares.

Soliciting Dealers.  Broker-dealers who are members of the Financial Industry Regulatory Authority, or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor.  Sponsor has the meaning ascribed to such term in the Articles of Incorporation.

Stockholders.  The record holders of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

Termination Date.  The date of termination of this Agreement.

Texas Tax Code.  The Texas Tax Code as amended by Texas H.B. 3, 79th Leg., 3rd C.S. (2006).  Reference to any provision of the Texas Tax Code Act shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable administrative rules as in effect from time to time.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, (vi) real estate commissions on the Sale of Assets, and (vii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Value of Investment.  For each Asset, if available, (i) with respect to an Asset wholly owned by the Company or any wholly owned subsidiary, the Asset’s value established by the most recent independent valuation report (without reduction for depreciation, bad debts or other non-cash reserves), and (ii) in the case of an Asset owned by any Joint Venture or in some other manner in which the Company is a co-venturer or partner or otherwise a co-owner, (A) the Asset’s value established by the most recent independent valuation report (without reduction for depreciation, bad debts or other non-cash reserves) if the Company (or any subsidiary) controls the Asset; owns a majority interest, directly or indirectly, in the Asset; or provides a substantial amount of services in the acquisition, development, or management of the Asset (as determined by a majority of the Independent Directors) or (B) the portion of the Asset’s value established by the most recent independent valuation report (without reduction for depreciation, bad debts or other non-cash reserves) that is attributable to the Company’s investment in the Joint Venture or other interest in such Asset if the Company does not control, own a majority of, or provide substantial services in the acquisition, development, or management of, the Asset.  Nothing in this definition is intended to obligate the Advisor to obtain independent valuations at any point in time beyond those specified in the Company’s Prospectus.

ARTICLE II

THE ADVISOR

2.01                           Appointment.  The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02                           Duties of the Advisor.  The Advisor shall be deemed to be in a fiduciary relationship to the Company and its Stockholders.  Subject to Section 2.08, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  In performing its duties, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, the Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:

(a)                                  provide the Company with research and economic and statistical data in connection with the Assets and investment policies;

(b)                                 manage the Company’s day-to-day operations and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(c)                                  maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares

(d)                                 investigate, select, and, on behalf of the Company, engage and conduct business with the duly qualified and licensed Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to duly qualified and licensed consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including duly qualified and licensed Affiliates of the Advisor, and duly qualified and licensed Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(e)                                  consult with the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(f)                                    subject to the provisions of Sections 2.02(h) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Operating Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets with duly qualified and licensed Persons and, to the extent necessary, perform all other operational functions for the maintenance and administration of the Assets, including the servicing of Mortgages;

(g)                                 provide the Board with periodic reports regarding prospective investments in Assets;

(h)                                 obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets;

(i)                                     negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(j)                                     obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

(k)                                  from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;

(l)                                     assist the Company in arranging for all necessary cash management services;

(m)                               deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;

(n)                                 upon request of the Company, act, or obtain the services of duly qualified and licensed others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and retaining counsel or other advisors to assist in handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(o)                                 supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company;

(p)                                 provide office space, equipment and duly qualified and licensed personnel as required for the performance of the foregoing services as Advisor;

(q)                                 assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(r)                                    do all things necessary to assure its ability to render the services described in this Agreement.

2.03                          Authority of Advisor.

(a)                                  Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Operating Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company, (vi) oversee duly qualified and licensed property managers and other Persons who perform services for the Company, and (vii) arrange for, or provide, accounting and other record-keeping functions at the Asset level.

(b)                                 Notwithstanding the foregoing, any investment in Assets by the Company or the Operating Partnership (as well as any financing acquired by the Company or the Operating Partnership in connection with the investment), will require the prior approval of the Board (including a majority of the Independent Directors).

(c)                                  The prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

(d)                                 If a transaction requires approval by the Board, the Advisor will deliver to the Directors all documents required by them to properly evaluate the proposed transaction.

The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for prior approval the proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that the modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of the notification.

2.04                          Bank Accounts.  The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any account or accounts, and disburse from any account or accounts, any money on behalf of the Company, under the terms and conditions as the Board may approve, provided that no funds of the Company or the Operating Partnership shall be commingled nor shall any of such funds be commingled with the funds of the Advisor; and the Advisor shall from time to time render accountings of the collections and payments to the Board, its Audit Committee and the auditors of the Company.

2.05                          Records; Access.  The Advisor shall maintain records of all its activities hereunder and make the records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06                          Limitations on Activities.  Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or any of the Company’s securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if the action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of the action and shall refrain from taking the action until it receives further clarification or instructions from the Board.  In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.  The Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers or employees or stockholders except as provided in Section 5.02 of this Agreement.

2.07                          Relationship with Directors.  Directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

2.08                          Other Activities of the Advisor.  Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein.  The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.  The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.  The Advisor shall inform the Board at least quarterly of the investment opportunities that have been offered to other programs with similar investment objectives sponsored by the Sponsor, Advisor, Director or their Affiliates.  If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

2.09                          Payment of Certain Organization and Offering Expenses.  The Company shall pay directly all Organization and Offering Expenses considered underwriting compensation by the Financial Industry Regulatory Authority, or FINRA.  Such payments, other than Selling Commissions and the dealer manager fee, shall apply towards the limit on Organization and Offering Expenses reimbursable by the Company to the Advisor pursuant to Section 3.02(a)(i) below.

ARTICLE III

COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS

3.01                          Fees.

(a)                                  Asset Management Fee.  The Company shall pay the Advisor a monthly Asset Management Fee on the 15th day of each month in an amount equal to 1/12th of 0.75% of the sum of, for each and every Asset, the higher of the Cost of Investment or the Value of Investment.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Asset Management Fee to which it would otherwise be entitled.

(b)                                 Acquisition and Advisory Fees.  The Company shall pay the Advisor a fee in the amount of 1.75% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees.  The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation.  Acquisition and Advisory Fees shall be paid as follows: (1) for real property (including properties where development/redevelopment is expected), at the time of acquisition, (2) for development/redevelopment projects (other than the initial acquisition of the real property), at the time a final budget is approved, and (3) for loans and similar assets (including without limitation mezzanine loans), quarterly based on the value of loans made or acquired.  In the case of a development/redevelopment project subject to clause (2) above, upon completion of the development/redevelopment project, the Advisor shall determine the actual amounts paid.  To the extent the amounts actually paid vary from the budgeted amounts on which the Acquisition and Advisory Fee was initially based, the Advisor will pay or invoice the Company for 1.75% of the budget variance such that the Acquisition and Advisory Fee is ultimately 1.75% of amounts expended on such development/redevelopment project.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Acquisition and Advisory Fees to which it would otherwise be entitled.

(c)                                  [Intentionally Omitted]

(d)                                 Debt Financing Fee.  In the event of any debt financing obtained by or for the Company (including any refinancing of debt), the Company will pay to the Advisor a debt financing fee equal to one percent (1%) of the amount available under the financing.  The Debt Financing Fee includes the reimbursement of the specified cost incurred by the Advisor of engaging third parties to source debt financing, and nothing herein shall prevent the Advisor from entering fee-splitting arrangements with third parties with respect to the Debt Financing Fee.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Debt Financing Fee to which it would otherwise be entitled.

(e)                                  Development Fee.  If the Advisor or an Affiliate provides the development services, the Company shall pay the Advisor Development Fees in amounts that are usual and customary for comparable services rendered to similar projects in the geographic market; provided, however, that a majority of the Independent Directors must determine that such Development Fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  Development Fees will include the reimbursement of the specified cost incurred by the Advisor of engaging third parties for such services.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Development Fee to which it would otherwise be entitled.  Notwithstanding the above, the Advisor may engage (on behalf of the Company) third parties to provide development services pursuant to its authority under Section 2.03 and pay such third parties all applicable Development Fees.

3.02                          Expenses.

(a)                                  In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof and except as noted in Section 2.09 above, the Company shall pay directly or reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor that are in any way related to the operations of the Company or the business of the Company or the services the Advisor provides to the Company pursuant to this Agreement, including, but not limited to:

(i)                                     Organization and Offering Expenses, together with organization and offering expenses previously advanced by the Advisor related to a prior offering of the Company’s shares, to the extent not reimbursed out of proceeds from the prior offering (“Prior Offering Additional Reimbursement”); provided, however, that, within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company to the extent that Organization and Offering Expenses (other than Selling Commissions and the dealer manager fee) together with the Prior Offering Additional Reimbursement incurred by the Company exceed 1.5% of the Gross Proceeds raised in the completed Offering, unless the terms of this Agreement are amended upon renewal to provide otherwise in connection with subsequent Offerings.

(ii)                                  Acquisition Fees and Acquisition Expenses;

(iii)                               the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;

(iv)                              interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)                                 taxes and assessments on income or property and taxes as an expense of doing business;

(vi)                              costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)                           expenses of managing and operating Assets owned by the Company, whether or not payable to an Affiliate of the Advisor;

(viii)                        all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix)                                except as otherwise limited by the Articles of Incorporation, expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees, but excluding Organization and Offering Expenses;

(x)                                   expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)                                expenses of organizing, reorganizing, liquidating or dissolving the Company and the expenses of filing or amending the Articles of Incorporation;

(xii)                             expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)                          personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described herein, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee other than in connection with the Advisor directly providing the Additional Services; and

(xiv)                         audit, accounting and legal fees.

(b)                                 Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter.  The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver the statement to the Company within 45 days after the end of each quarter.

(c)                                  Notwithstanding anything to the contrary in this Section 3.02, (i) the Advisor will be responsible for paying all of the investment-related expenses that the Company or the Advisor incurs that are due to third parties or in connection with providing the Additional Services with respect to investments the Company does not make other than Non-Refundable Payments and (ii) the Company shall be responsible for paying directly or reimbursing the Advisor for all Non-Refundable Payments.

3.03                          Other Services.  Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, the services shall be separately compensated at the rates and in the amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04                          Reimbursement to the Advisor. The Company shall not reimburse the Advisor for Total Operating Expenses to the extent that Total Operating Expenses (including the Asset Management Fee), in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income for that period of four consecutive fiscal quarters. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. Reimbursement of all or any portion of the Total Operating Expenses that exceed the limitation set forth in the preceding sentence may, at the option of the Advisor, be deferred without interest and may be reimbursed in any subsequent Expense Year where such limitation would permit such reimbursement if the Total Operating Expense were incurred during such period. Notwithstanding the foregoing, if there is an Excess Amount in any Expense Year and the Independent Directors determine that all or a portion of such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be reimbursed to the Advisor.  If the Independent Directors determine such excess was justified, then, after the end of any fiscal quarter of the Company for which there is an Excess Amount for the 12 months then ended paid to the Advisor, the Advisor, at the direction of the

Independent Directors, shall cause such fact to be disclosed in the next quarterly report of the Company or in a separate writing and sent to the Stockholders within 60 days of such quarter end, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Such determination shall be reflected in the minutes of the meetings of the Board. The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee. All figures used in any computation pursuant to this Section 3.04 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV

TERM AND TERMINATION

4.01                          Term; Renewal.  Subject to Section 4.02 hereof, this Agreement shall continue in force until April 1, 2010.  Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.  It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02                          Termination.  This Agreement will automatically terminate upon Listing.  This agreement also may be terminated at the option of either party upon 60 days written notice without cause or penalty (if termination is by the Company, then the termination shall be upon the approval of a majority of the Independent Directors).  Notwithstanding the foregoing, the provisions of Section 4.03, Article V and Article VI shall continue in full force and effect and shall survive the termination or expiration of this Agreement.

4.03                          Payments to and Duties of Advisor upon Termination.

(a)                                  After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of the termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement.

(b)                                 The Advisor shall promptly upon termination:

(i)                                     pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)                                  deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)                               deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv)                              cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

(c)                                  (i)                                     In the event that this Agreement is terminated or allowed to expire without renewal due to a material breach by the Advisor of this Agreement, which termination or expiration occurs prior to the Company’s or the Advisor’s reimbursement of Organization and Offering Expenses pursuant to the provisions of Section 3.02(a)(i), the appropriate party, within 90 days after the end of the year in which the Offering terminates shall make the necessary reimbursement; provided that the Advisor shall only reimburse the Company to the extent that Organization and Offering Expenses (other than Selling Commissions and the dealer manager fee) and the Prior Offering Additional Reimbursement incurred by the Company through the Termination Date exceed 1.5% of the Gross Proceeds raised in such completed Offering.

(ii)                                  In the event that an Advisory Agreement Termination (as such term is defined in the Articles of Incorporation) occurs after the commencement of an Offering and prior to the Company’s or the Advisor’s reimbursement of Organization and Offering Expenses pursuant to the provisions of Section 3.02(a)(i), the appropriate party, within 90 days after the end of the year in which such Offering terminates shall make the necessary reimbursement; provided that the Advisor shall only reimburse the Company to the extent that Organization and Offering Expenses (including Selling Commissions and the dealer manager fee) incurred by the Company in connection with such Offering through the Termination Date exceed 15% of the Gross Proceeds raised in such completed Offering.

ARTICLE V

INDEMNIFICATION

5.01                          Indemnification by the Company.

(a)                                  The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA REIT Guidelines.  Notwithstanding the foregoing, the Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) the liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) the indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)                                 The Company may advance funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which the Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c)                                  Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

5.02                          Indemnification by Advisor.  The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that the liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

6.01                          Assignment to an Affiliate.  This Agreement and any rights, duties, liabilities and obligations hereunder and the fees and compensation related thereto may be assigned by the Advisor, in whole or in part, to a duly qualified and licensed Affiliate of the Advisor without obtaining the approval of the Board.  Any other assignment shall be made only with the approval of a majority of the Board (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case the successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.  This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02                          Non-Solicitation.  During the period commencing on September 2, 2008 and ending one year following the termination of this Agreement, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or any of its affiliates, or (ii) hire, on behalf of the Company or any other person or entity, any person who has left the employment of the Advisor or any of its affiliates within the one-year period following the termination of that person’s employment with the Advisor or any of its affiliates.  During the period commencing on September 2, 2008 and ending one year following the termination of this Agreement, the Company will not, whether for its own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Advisor or any of its affiliates with, or endeavor to entice away from the Advisor or any of its affiliates, any person who during the term of this Agreement is, or during the preceding one-year period was, a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or any of its affiliates.

6.03                          Relationship of Advisor and Company.  The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.04                          Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Behringer Harvard Multifamily REIT I, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

To the Advisor:	Behringer Harvard Multifamily Advisors I LP
15601 Dallas Parkway
Suite 600
Addison, Texas 75001

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.04.

6.05                          Modification.  This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assignees.

6.06                          Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.07                          Choice of Law; Venue.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.08                          Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.09                          Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of the right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted the waiver.

6.10                          Gender; Number.  Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.11                          Headings.  The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.12                          Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.13                           Initial Investment.  The Advisor or one of its Affiliates has contributed $200,001.69 (the “Initial Investment”) in exchange for Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment.  Before becoming a stockholder, Behringer Harvard Holdings, an affiliate of the Advisor, the Advisor, the Company’s directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates and (2) any transaction between them and the Company.

6.14                          Ownership of Proprietary Property.  The Advisor retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property.  To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that Company may provide regarding the Proprietary

Property, the Company hereby assigns and transfers exclusively to the Advisor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property.  In addition, at the Advisor’s expense, the Company will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Advisor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

6.15                          Treatment Under Texas Margin Tax. For purposes of the Texas margin tax, the Advisor’s performance of the services specified in this Agreement will cause the Advisor to conduct part of the active trade or business of the Company, and the compensation specified in Article III includes both the payment of management fees and the reimbursement of specified costs incurred in the Advisor’s conduct of the active trade or business of the Company.  Therefore, the Advisor and Company intend Advisor to be, and shall treat Advisor as, a “management company” within the meaning of Section 171.0001(11) of the Texas Tax Code.  The Company and the Advisor will apply Sections 171.1011(m-1) and 171.1013(f)-(g) of the Texas Tax Code to the Company’s reimbursements paid to the Advisor pursuant to this Agreement of specified costs and wages and compensation.  The Advisor and the Company further recognize and intend that (i) as a result of the fiduciary relationship created by this Agreement and acknowledged in Section 2.02, reimbursements paid to the Advisor pursuant to this Agreement are “flow-though funds” that the Advisor is mandated by law or fiduciary duty to distribute, within the meaning of Section 171.1011(f) of the Texas Tax Code, and (ii) as a result of Advisor’s contractual duties under this Agreement, certain reimbursements under this Agreement are “flow-through funds” mandated by contract to be distributed within the meaning of Section 171.1011(g) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the Advisor as a “management company” as defined in Section 171.0001(11), and with the characterization of the reimbursements as “flow-though funds” within the meaning of Section 171.1011(f)-(g) of the Texas Tax Code.

6.16                          Savings Clause.  If any provision of this Agreement is held unenforceable, then such provision will be modified to reflect the parties’ intention.  All remaining provisions of this Agreement shall remain in full force and effect.

[The remainder of this  page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Advisory Management Agreement as of the date first above written.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Assistant Secretary

BEHRINGER HARVARD MULTIFAMILY ADVISORS I LP

By:	Harvard Property Trust, LLC,
its General Partner

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III

Executive Vice President – Corporate Development & Legal and Secretary